Exhibit 5.1

Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE:    702.784.5200

FACSIMILE:      702.784.5252

April 8, 2022

Applied Blockchain, Inc.

3811 Turtle Creek Blvd.

Suite 2100

Dallas, TX 75219

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have served as Nevada counsel to Applied Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, Registration No. 333-261278, originally filed on November 22, 2021, as amended from time to time including on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale of up to $75,000,000 proposed maximum aggregate offering price of a presently indeterminate number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) by the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law, and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and exhibits thereto;

2.	The preliminary prospectus, dated April 7, 2022, prepared in connection with the Registration Statement (the “Prospectus”);

3.	The Second Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

4.	The form of Certificate of Change to be filed by the Company with the Secretary of State of the State of Nevada to effect the Reverse Stock Split (as referred to in the Prospectus under the heading “Reverse Stock Split”) (the “Certificate”);

5.	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

6.	The Certificate of Existence with Status in Good Standing with respect to the Company, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

7.	The form of underwriting agreement to be executed by and among the Company, B. Riley Securities, Inc., as representative of the several underwriters named therein, and Northland Securities, Inc., which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

8.	Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the issuance and sale of the Shares pursuant to the Registration Statement and the Prospectus; (ii) the Underwriting Agreement; (iii) the Reverse Stock Split and (iv) and other actions with regard thereto (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

9.	A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

10.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements, and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

C.	The Registration Statement, and any amendments thereto, will have become effective under the Securities Act.

D.	That there exist, under the Articles, the requisite number of authorized but unissued shares of Common Stock.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that when (i) the Company has properly filed the Certificate with the Secretary of State of the State of Nevada, (ii) the price at which the Shares will be sold has been approved by the Board of Directors of the Company, or a duly authorized committee thereof, and (iii) the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will have been duly authorized and will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.